J.P. Morgan Mortgage Acquisition Trust 2006-NC2

Asset Backed Pass-Through Certificates, Series 2006-NC2

$626,553,000 (Approximate)

Subject to Revision

August 8, 2006 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$626,553,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-NC2

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

New Century Mortgage Corporation

Originator and Interim Servicer

JPMorgan Chase Bank, N.A.

Servicer

Asset Backed Pass-Through Certificates, Series 2006-NC2

August 8, 2006

Expected Timing:	Pricing Date:	On or about August 10, 2006
	Closing Date:	On or about August 23, 2006
	First Payment Date:	September 25, 2006, or first business day thereafter

Structure:	Bond Structure	$905,407,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for
JPMAC 2006-NC2

Preliminary Term Sheet	Date Prepared: August 8, 2006

$626,553,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-NC2

	Principal	WAL (Yrs)	Pmt Window	Expected Rating	Assumed Final	Certificate Rate/
Class(2,3,4)	Amount ($) (1)	Call/Mat(5)	(Months) Call/Mat(2) CallWindow(3)*	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Type (3)
A-1A	$223,083,000	Not Marketed Hereby		Aaa/AAA/AAA	July 2036	Fltg Rate Group I Senior
A-1B	$55,771,000	Not Marketed Hereby		Aaa/AAA/AAA	July 2036	Fltg Rate Group I Senior Mezz
A-2	$237,200,000	1.00 / 1.00	1 - 21 / 1 - 21	Aaa/AAA/AAA	April 2032	Fltg Rate Group II Senior Sequential
A-3	$77,300,000	2.00 / 2.00	21 - 28 / 21 - 28	Aaa/AAA/AAA	July 2036	Fltg Rate Group II Senior Sequential
A-4	$74,700,000	3.00 / 3.00	28 - 65 / 28 - 65	Aaa/AAA/AAA	July 2036	Fltg Rate Group II Senior Sequential
A-5	$38,262,000	6.30 / 7.85	65 - 78 / 65 - 172	Aaa/AAA/AAA	July 2036	Fltg Rate Group II Senior Sequential
M-1	$41,715,000	5.03 / 5.59	49 - 78 / 49 - 168	Aa1/AA+/AA+	July 2036	Fltg Rate Subordinate
M-2	$47,877,000	4.75 / 5.29	44 - 78 / 44 - 160	Aa2/AA/AA	July 2036	Fltg Rate Subordinate
M-3	$13,747,000	4.64 / 5.16	43 - 78 / 43 - 149	Aa3/AA-/AA-	July 2036	Fltg Rate Subordinate
M-4	$20,383,000	4.59 / 5.10	42 - 78 / 42 - 145	A1/A+/A+	July 2036	Fltg Rate Subordinate
M-5	$20,857,000	4.55 / 5.03	40 - 78 / 40 - 139	A2/A/A	July 2036	Fltg Rate Subordinate
M-6	$10,902,000	4.51 / 4.98	40 - 78 / 40 - 131	A3/A-/A-	July 2036	Fltg Rate Subordinate
M-7	$17,539,000	4.50 / 4.93	39 - 78 / 39 - 126	Baa1/BBB+/BBB+	July 2036	Fltg Rate Subordinate
M-8	$10,902,000	4.48 / 4.87	39 - 78 / 39 - 118	Baa2/BBB/BBB	July 2036	Fltg Rate Subordinate
M-9	$15,169,000	4.46 / 4.78	38 - 78 / 38 - 111	Baa3/BBB-/BBB-	July 2036	Fltg Rate Subordinate
Total:	$905,407,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1A and Class A-1B Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

On the first Distribution Date after the first possible Optional Termination Date, the margins on the Senior Certificates will double, and the margins on the Subordinate Certificates will increase to 1.5 times the original margins.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is the maturity date, calculated assuming zero prepayments, plus one month.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-NC2, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator and Interim

Servicer:

New Century Mortgage Corporation (“New Century”).  New Century is expected to act as Interim Servicer until September 1, 2006.

Servicer:

JPMorgan Chase Bank, N.A.

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1A and Class A-1B Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Subordinate Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Floating Rate Certificates:

The Group I, Group II and the Subordinate Certificates.

Offered Certificates:

The Group II and the Subordinate Certificates.

Non-Offered Certificates:

The Group I, Class C, Class P and the Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

August 1, 2006

Expected Pricing Date:

On or about August 10, 2006

Expected Closing Date:

On or about August 23, 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in September 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Trust Oversight Manager

 Fee:

Approximately 0.015% per annum on the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

 Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 4% - 20% CPR over 12 months, then remaining constant at 20% CPR thereafter).

ARM Loans:

100% PPC (100% PPC: 2% - 30% CPR over first 12 months and remaining constant at 30% CPR through month 22, then remaining constant at 50% CPR for months 23 through 27, and then remaining constant at 35% CPR for months 28 and thereafter).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $948,076,340 (i) approximately $374,301,632  consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $573,774,708 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 28.17% of the first-lien mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is 86.64%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

For any Distribution Date, the Pass-Through Rate on the Certificates will be a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable certificate margin, (ii) the Net WAC Cap and (iii) the related Maximum Rate Cap.

Coupon Step-Up:

After the Optional Termination Date, if the right to terminate the Trust has not been exercised, the certificate margins or certificate rates as applicable with respect to the Certificates on any then outstanding Certificates will increase in accordance with the following table:

Certificates	After Optional Termination
Senior Certificates	2.0x the Applicable Margin
Subordinate Certificates	1.5x the Applicable Margin

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, multiplied by the quotient of 30 divided by actual number of days in the related interest accrual period.

Maximum Rate Cap:

The per annum rate equal to the excess of (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related interest accrual period.

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class of Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class of Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, if applicable, and the aggregate of such shortfalls from previous Distribution Dates, together with accrued interest at the related pass-through rate, will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month in which it is received. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that such amounts paid do not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amounts

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior and Subordinate Certificates and the principal balance of the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 4.50% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be used to pay principal on the Certificates until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” will be approximately 4.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount will be 9.00% of the aggregate principal balance of the Mortgage Loans as of the end of the related collection period, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the current Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount in effect for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

  (x)  the Distribution Date occurring in September 2009 and

(y) the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to approximately 51.00%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related Due Period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 31.37% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the related Distribution Date, as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage
September 2008 – August 2009	1.50%
September 2009 – August 2010	3.35%
September 2010 – August 2011	5.25%
September 2011 – August 2012	6.75%
September 2012 and thereafter	7.55%

Sequential Trigger Event:

A "Sequential Trigger Event" is in effect if (a) there are no Subordinate or Class C Certificates outstanding, or (b) with respect to any Distribution Date on or prior to the Distribution Date in September 2009, the aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related Collection Period (reduced by the aggregate amount of subsequent recoveries recovered since the Cut-Off Date through the last day of the related Collection Period) divided by the aggregate principal balance of the Mortgage Loans on the Cut-Off Date exceeds 1.50% or (c) with respect to any Distribution Date on or after the Distribution Date in September 2009, a Trigger Event is in effect.

Target Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	25.50%	51.00%
M-1	21.10%	42.20%
M-2	16.05%	32.10%
M-3	14.60%	29.20%
M-4	12.45%	24.90%
M-5	10.25%	20.50%
M-6	9.10%	18.20%
M-7	7.25%	14.50%
M-8	6.10%	12.20%
M-9	4.50%	9.00%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential to the Subordinate Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider, including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any such payments due to Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administrator Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed pro rata to the Class A-1A and Class A-1B Certificates on each Distribution Date on which a Sequential Trigger Event is not in effect until the certificate principal balance of each such class has been reduced to zero. On each Distribution Date on which a Sequential Trigger Event is in effect, principal allocable to the Group I Certificates will be distributed sequentially to the Class A-1A and then to the Class A-1B Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Subordinate Certificates has been reduced to zero and the O/C is equal to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of the principal will be paid to the Senior Certificates based on the principal collected in the related loan group, provided, however, if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: to i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 51.00% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 42.20% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 32.10% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least  29.20% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 24.90% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 20.50% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 18.20%  credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 14.50% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 12.20% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 9.00% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the related Senior Certificates, pro rata in the case of the Group I and Group II Certificates, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Senior and Subordinate Classes of Certificates then entitled to receive payments of principal, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to the Subordinate Certificates, sequentially.

From Excess Cashflow, if any, sequentially to the Subordinate Certificates any Allocated Realized Loss Amounts.

From Excess Cashflow, to the Net WAC Cap Carryover Reserve Account if any, to pay the Net WAC Cap Carryover Amount on the Senior and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Senior Certificates concurrently and then the Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, if any, to pay first the Senior Certificates concurrently and then the Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $905,407,000.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to 5.40% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, distributions will be made as follows:

From the Swap Account, to pay any current Realized Losses to the Senior and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

From the Swap Account to pay first the Senior Certificates concurrently and then the Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Senior Certificates concurrently and then the Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Subordinate Certificates, any Allocated Realized Loss Amounts.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account, if any, will be distributed to the Senior and Subordinate Certificates, to reimburse any related unpaid Net WAC Cap Carryover Amounts distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
September 25, 2006	905,407,000.00	July 25, 2009	58,927,633.95
October 25, 2006	892,366,925.00	August 25, 2009	57,417,808.88
November 25, 2006	876,318,153.01	September 25, 2009	55,937,448.16
December 25, 2006	857,314,917.79	October 25, 2009	54,486,617.00
January 25, 2007	835,406,890.83	November 25, 2009	53,065,314.67
February 25, 2007	810,672,521.59	December 25, 2009	51,673,494.29
March 25, 2007	783,215,392.99	January 25, 2010	50,311,066.97
April 25, 2007	753,173,562.51	February 25, 2010	48,977,894.66
May 25, 2007	720,730,751.21	March 25, 2010	47,673,797.25
June 25, 2007	686,521,402.72	April 25, 2010	46,398,558.17
July 25, 2007	653,886,563.81	May 25, 2010	45,151,927.15
August 25, 2007	622,755,341.66	June 25, 2010	43,933,626.25
September 25, 2007	592,905,706.83	July 25, 2010	42,743,350.80
October 25, 2007	564,265,554.20	August 25, 2010	41,580,773.05
November 25, 2007	536,950,984.66	September 25, 2010	0.00
December 25, 2007	510,898,488.13
January 25, 2008	486,074,031.70
February 25, 2008	462,461,499.48
March 25, 2008	439,623,623.08
April 25, 2008	417,507,905.78
May 25, 2008	371,541,225.75
June 25, 2008	75,743,403.08
July 25, 2008	71,428,062.25
August 25, 2008	67,592,557.18
September 25, 2008	63,986,013.15
October 25, 2008	59,809,152.88
November 25, 2008	55,672,202.14
December 25, 2008	52,526,806.54
January 25, 2009	49,501,575.20
February 25, 2009	58,404,839.49
March 25, 2009	66,771,315.40
April 25, 2009	65,085,776.10
May 25, 2009	62,952,890.26
June 25, 2009	60,466,793.47

Net WAC Cap and Effective Rate Schedule(1)

Period	Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)	Period	Payment Date	Net WAC Cap (%)(2)(3)	Effective Rate(%)(2)(4)
1	September 25, 2006	7.12	21.22	45	May 25, 2010	11.75	14.31
2	October 25, 2006	7.83	21.70	46	June 25, 2010	11.96	14.56
3	November 25, 2006	7.58	21.51	47	July 25, 2010	12.34	14.91
4	December 25, 2006	7.83	21.48	48	August 25, 2010	11.91	14.53
5	January 25, 2007	7.58	21.26	49	September 25, 2010	11.89	11.89
6	February 25, 2007	7.58	21.09	50	October 25, 2010	12.26	12.26
7	March 25, 2007	8.39	21.21	51	November 25, 2010	11.85	11.85
8	April 25, 2007	7.58	20.69	52	December 25, 2010	12.23	12.23
9	May 25, 2007	7.83	20.55	53	January 25, 2011	11.81	11.81
10	June 25, 2007	7.58	20.18	54	February 25, 2011	11.78	11.78
11	July 25, 2007	7.83	20.03	55	March 25, 2011	13.01	13.01
12	August 25, 2007	7.58	19.66	56	April 25, 2011	11.73	11.73
13	September 25, 2007	7.58	19.41	57	May 25, 2011	12.10	12.10
14	October 25, 2007	7.83	19.27	58	June 25, 2011	11.69	11.69
15	November 25, 2007	7.58	18.91	59	July 25, 2011	12.05	12.05
16	December 25, 2007	7.83	18.79	60	August 25, 2011	11.64	11.64
17	January 25, 2008	7.58	18.42	61	September 25, 2011	11.61	11.61
18	February 25, 2008	7.58	18.19	62	October 25, 2011	11.97	11.97
19	March 25, 2008	8.10	18.22	63	November 25, 2011	11.56	11.56
20	April 25, 2008	7.58	17.71	64	December 25, 2011	11.92	11.92
21	May 25, 2008	7.85	17.21	65	January 25, 2012	11.51	11.51
22	June 25, 2008	8.63	10.66	66	February 25, 2012	11.48	11.48
23	July 25, 2008	8.91	10.89	67	March 25, 2012	12.24	12.24
24	August 25, 2008	8.61	10.60	68	April 25, 2012	11.43	11.43
25	September 25, 2008	8.60	10.58	69	May 25, 2012	11.78	11.78
26	October 25, 2008	8.89	10.77	70	June 25, 2012	11.38	11.38
27	November 25, 2008	8.62	10.45	71	July 25, 2012	11.73	11.73
28	December 25, 2008	9.93	11.69	72	August 25, 2012	11.32	11.32
29	January 25, 2009	9.60	11.33	73	September 25, 2012	11.29	11.29
30	February 25, 2009	9.59	11.70	74	October 25, 2012	11.64	11.64
31	March 25, 2009	10.61	13.00	75	November 25, 2012	11.24	11.24
32	April 25, 2009	9.58	12.08	76	December 25, 2012	11.59	11.59
33	May 25, 2009	9.92	12.39	77	January 25, 2013	11.19	11.19
34	June 25, 2009	10.56	13.04	78	February 25, 2013	11.16	11.16
35	July 25, 2009	10.90	13.36	79	March 25, 2013	12.33	12.33
36	August 25, 2009	10.53	13.03
37	September 25, 2009	10.52	13.03
38	October 25, 2009	10.86	13.35
39	November 25, 2009	10.52	13.06
40	December 25, 2009	11.83	14.35
41	January 25, 2010	11.43	13.98
42	February 25, 2010	11.41	13.97
43	March 25, 2010	12.61	15.08
44	April 25, 2010	11.37	13.96

(1) Assumes a swap strike rate of 5.40%

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(3) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	18.22	1.69	1.00	0.72	0.58
Principal Window (months)	1 - 307	1 - 39	1 - 21	1 - 15	1 - 12
# of months of principal payment	307	39	21	15	12
Class A-3
WAL (yrs)	26.96	4.06	2.00	1.50	1.12
Principal Window (months)	307 - 344	39 - 64	21 - 28	15 - 20	12 - 15
# of months of principal payment	38	26	8	6	4
Class A-4
WAL (yrs)	29.59	7.82	3.00	1.83	1.48
Principal Window (months)	344 - 357	64 - 136	28 - 65	20 - 24	15 - 20
# of months of principal payment	14	73	38	5	6
Class A-5
WAL (yrs)	29.76	13.13	6.30	2.13	1.72
Principal Window (months)	357 - 357	136 - 162	65 - 78	24 - 28	20 - 21
# of months of principal payment	1	27	14	5	2

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	29.39	8.83	5.03	3.93	2.11
Principal Window (months)	328 - 357	51 - 162	49 - 78	28 - 48	22 - 32
# of months of principal payment	30	112	30	21	11
Class M-2
WAL (yrs)	29.39	8.83	4.75	3.86	2.67
Principal Window (months)	328 - 357	51 - 162	44 - 78	41 - 48	32 - 32
# of months of principal payment	30	112	35	8	1
Class M-3
WAL (yrs)	29.39	8.83	4.64	3.50	2.65
Principal Window (months)	328 - 357	51 - 162	43 - 78	39 - 48	31 - 32
# of months of principal payment	30	112	36	10	2
Class M-4
WAL (yrs)	29.39	8.83	4.59	3.36	2.50
Principal Window (months)	328 - 357	51 - 162	42 - 78	36 - 48	28 - 32
# of months of principal payment	30	112	37	13	5
Class M-5
WAL (yrs)	29.39	8.83	4.55	3.24	2.36
Principal Window (months)	328 - 357	51 - 162	40 - 78	34 - 48	26 - 32
# of months of principal payment	30	112	39	15	7
Class M-6
WAL (yrs)	29.39	8.83	4.51	3.16	2.29
Principal Window (months)	328 - 357	51 - 162	40 - 78	33 - 48	25 - 32
# of months of principal payment	30	112	39	16	8
Class M-7
WAL (yrs)	29.39	8.83	4.50	3.10	2.23
Principal Window (months)	328 - 357	51 - 162	39 - 78	32 - 48	24 - 32
# of months of principal payment	30	112	40	17	9
Class M-8
WAL (yrs)	29.39	8.83	4.48	3.06	2.19
Principal Window (months)	328 - 357	51 - 162	39 - 78	31 - 48	24 - 32
# of months of principal payment	30	112	40	18	9
Class M-9
WAL (yrs)	29.39	8.83	4.46	3.02	2.19
Principal Window (months)	328 - 357	51 - 162	38 - 78	31 - 48	23 - 32
# of months of principal payment	30	112	41	18	10

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	18.22	1.69	1.00	0.72	0.58
Principal Window (months)	1 - 307	1 - 39	1 - 21	1 - 15	1 - 12
# of months of principal payment	307	39	21	15	12
Class A-3
WAL (yrs)	26.96	4.06	2.00	1.50	1.12
Principal Window (months)	307 - 344	39 - 64	21 - 28	15 - 20	12 - 15
# of months of principal payment	38	26	8	6	4
Class A-4
WAL (yrs)	29.59	7.82	3.00	1.83	1.48
Principal Window (months)	344 - 357	64 - 136	28 - 65	20 - 24	15 - 20
# of months of principal payment	14	73	38	5	6
Class A-5
WAL (yrs)	29.76	16.20	7.85	2.13	1.72
Principal Window (months)	357 - 357	136 - 320	65 - 172	24 - 28	20 - 21
# of months of principal payment	1	185	108	5	2

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	29.39	9.82	5.59	6.26	3.14
Principal Window (months)	328 - 357	51 - 308	49 - 168	28 - 126	22 - 89
# of months of principal payment	30	258	120	99	68
Class M-2
WAL (yrs)	29.39	9.80	5.29	4.28	3.56
Principal Window (months)	328 - 357	51 - 298	44 - 160	41 - 101	33 - 71
# of months of principal payment	30	248	117	61	39
Class M-3
WAL (yrs)	29.39	9.77	5.16	3.83	2.90
Principal Window (months)	328 - 357	51 - 283	43 - 149	39 - 94	31 - 65
# of months of principal payment	30	233	107	56	35
Class M-4
WAL (yrs)	29.39	9.75	5.10	3.68	2.73
Principal Window (months)	328 - 357	51 - 278	42 - 145	36 - 91	28 - 63
# of months of principal payment	30	228	104	56	36
Class M-5
WAL (yrs)	29.39	9.71	5.03	3.54	2.58
Principal Window (months)	328 - 357	51 - 269	40 - 139	34 - 87	26 - 60
# of months of principal payment	30	219	100	54	35
Class M-6
WAL (yrs)	29.39	9.68	4.98	3.45	2.50
Principal Window (months)	328 - 357	51 - 257	40 - 131	33 - 82	25 - 56
# of months of principal payment	30	207	92	50	32
Class M-7
WAL (yrs)	29.39	9.62	4.93	3.36	2.42
Principal Window (months)	328 - 357	51 - 249	39 - 126	32 - 78	24 - 54
# of months of principal payment	30	199	88	47	31
Class M-8
WAL (yrs)	29.39	9.55	4.87	3.30	2.36
Principal Window (months)	328 - 357	51 - 235	39 - 118	31 - 73	24 - 50
# of months of principal payment	30	185	80	43	27
Class M-9
WAL (yrs)	29.39	9.44	4.78	3.21	2.33
Principal Window (months)	328 - 357	51 - 223	38 - 111	31 - 68	23 - 47
# of months of principal payment	30	173	74	38	25

EXCESS SPREAD (1,2,3)

Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)
1	2.12	2.12	5.396	5.518	48	4.73	4.69	5.444	5.523
2	2.50	2.50	5.446	5.515	49	4.69	4.63	5.451	5.529
3	2.50	2.50	5.500	5.503	50	4.86	4.79	5.457	5.535
4	2.51	2.51	5.469	5.482	51	4.66	4.59	5.464	5.541
5	2.51	2.51	5.480	5.455	52	4.83	4.78	5.470	5.547
6	2.52	2.51	5.443	5.424	53	4.64	4.58	5.476	5.553
7	2.57	2.57	5.377	5.393	54	4.63	4.56	5.482	5.558
8	2.53	2.53	5.378	5.373	55	5.16	5.09	5.487	5.564
9	2.56	2.56	5.379	5.354	56	4.61	4.53	5.493	5.569
10	2.54	2.55	5.309	5.338	57	4.78	4.70	5.498	5.573
11	2.57	2.58	5.296	5.335	58	4.58	4.52	5.503	5.578
12	2.54	2.56	5.263	5.337	59	4.75	4.68	5.508	5.582
13	2.54	2.56	5.258	5.348	60	4.55	4.48	5.512	5.587
14	2.58	2.60	5.268	5.361	61	4.54	4.46	5.516	5.591
15	2.55	2.57	5.280	5.374	62	4.71	4.63	5.521	5.596
16	2.59	2.61	5.294	5.387	63	4.51	4.43	5.525	5.601
17	2.55	2.57	5.309	5.397	64	4.68	4.61	5.529	5.606
18	2.55	2.57	5.324	5.405	65	4.49	4.40	5.534	5.611
19	2.66	2.67	5.336	5.408	66	4.47	4.38	5.539	5.616
20	2.61	2.63	5.347	5.407	67	4.82	4.73	5.544	5.622
21	2.70	2.71	5.354	5.401	68	4.44	4.35	5.549	5.627
22	3.68	3.71	5.356	5.391	69	4.61	4.51	5.554	5.633
23	3.84	3.87	5.353	5.378	70	4.42	4.33	5.559	5.639
24	3.68	3.72	5.344	5.364	71	4.58	4.49	5.565	5.645
25	3.62	3.68	5.328	5.350	72	4.39	4.29	5.571	5.650
26	3.79	3.85	5.311	5.337	73	4.37	4.27	5.577	5.656
27	3.66	3.74	5.296	5.327	74	4.54	4.43	5.583	5.661
28	4.83	4.87	5.282	5.319	75	4.34	4.22	5.588	5.666
29	4.68	4.73	5.270	5.314	76	4.51	4.41	5.593	5.670
30	4.68	4.74	5.260	5.312	77	4.31	4.20	5.598	5.675
31	5.13	5.18	5.253	5.314
32	4.70	4.76	5.249	5.320
33	4.87	4.92	5.249	5.329
34	5.02	5.00	5.252	5.342
35	5.16	5.14	5.260	5.357
36	5.02	4.99	5.272	5.374
37	5.02	4.98	5.289	5.391
38	5.00	4.94	5.306	5.408
39	4.79	4.73	5.323	5.424
40	4.96	4.95	5.340	5.439
41	4.80	4.78	5.357	5.454
42	4.80	4.76	5.372	5.467
43	5.23	5.18	5.387	5.480
44	4.78	4.72	5.401	5.491
45	4.91	4.85	5.414	5.500
46	4.76	4.73	5.426	5.509
47	4.89	4.86	5.436	5.516

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated, for the related period, as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Securities Administrator Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date to the Certificates plus swap payments received from the Swap Provider minus swap payments owed to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning of the related collection period and multiplied by (c) 12.

(3)

Assumes a swap strike rate of 5.40%

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	60.0	23.1	37.2	24.2	26.8	24.9
M-2	40.3	19.0	26.7	19.9	19.9	20.5
M-3	35.8	17.8	24.1	18.6	18.2	19.3
M-4	30.0	16.0	20.6	16.8	15.7	17.3
M-5	24.7	14.2	17.4	14.9	13.4	15.4
M-6	22.2	13.3	15.8	13.9	12.2	14.3
M-7	18.5	11.7	13.3	12.2	10.4	12.6
M-8	16.4	10.7	11.9	11.2	9.3	11.5
M-9	14.0	9.5	10.3	10.0	8.2	10.4

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Triggers fail for every Distribution Date

(7)

‘Break’ is first dollar of principal loss

(8)

5.40% swap strike rate

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Matt Cherwin	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409	Melissa Traylor	834-4154
	Alex Weiner	834-5435
	Swapna Putcha	834-5435
	Alex Louis-Jeune	834-5033	Asset-Backed Trading
	Alissa Smith	834-5432	Peter Basso	834-3720
	Kathryn Bauer	834-9986	Maria Lopes	834-3720
	Shilla Kim-Parker	834-5006	Vikas Sarna	834-3720
Structuring/			Nick Sykes	834-3720
Home Equity Trading:	Matt Cherwin	834-2050
	Robert Miller	834-2428
	Raj Kothari	834-3339
	Kevin Lynn	834-2394
	Osmin Rivera	834-2151

Rating Agency Contacts

Standard & Poor’s
Jeremy Boardman	(212) 438-3789

Moody’s
Wioletta Frankowicz	(212) 553-1019

Fitch
Cheryl Mui	(212) 908-0289

Please Direct All Questions to the Syndicate Desk (x4-4154) Matt Cherwin Andy Cherna Randall Outlaw Melissa Traylor